CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Solar Enertech Corporation (formerly Safer Residence Corporation) (a development stage company) of our report, dated November 23, 2005, which appears in this annual report on Form 10-KSB/A for the year ended September 30, 2005.

Vancouver, Canada	“Morgan & Company”
April 23, 2007	Chartered Accountants